Exhibit 99.1

January 13, 2012

The Valspar Corporation

901 — 3rd Avenue South

Minneapolis, Minnesota 55402

RE:     Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as General Counsel for The Valspar Corporation, a Delaware corporation (the “Company”), in the preparation of a Registration Statement on Form S-3 (No. 333-178948) (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), in connection with the proposed offer and sale from time to time of securities described therein, and a Prospectus Supplement dated January 10, 2012 to the Prospectus dated January 10, 2012 (collectively, the “Prospectus”), relating to the offer and sale by the Company under the Registration Statement of $400,000,000 aggregate principal amount of 4.200% Senior Notes due 2022 (the “Notes”).

The Notes are under the Indenture dated as of April 24, 2002 entered into by the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A., “BNY Mellon”), as trustee, as amended and supplemented by (i) a first supplemental indenture dated April 30, 2002, between the Company and BNY Mellon, (ii) a second supplemental indenture dated April 17, 2007, between the Company and BNY Mellon, (iii) a third supplemental indenture dated June 19, 2009, among the Company, BNY Mellon and U.S. Bank, N.A., as series trustee, and (iv) as further amended and supplemented by a fourth supplemental indenture between the Company, BNY Mellon and U.S. Bank, N.A., as series trustee for the Notes (the “Trustee”). The Indenture, as amended and supplemented, is referred to herein as the “Indenture.” The Notes are sold pursuant to the Underwriting Agreement, dated January 10, 2012 between the Company and the Underwriters named therein (the “Underwriting Agreement”).

I have examined such documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Notes have been duly authorized and executed and, when authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes and the Indenture will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms. Without limiting any other qualifications set forth herein, to the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (c) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

In rendering these opinions, I have assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Company) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Company) with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, (f) the accuracy and completeness of each document submitted for review and the authenticity of each such document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, and (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability.

The Valspar Corporation

January 13, 2012

I am a member of the Bar of the State of Minnesota, and the foregoing opinions are limited to the existing laws of the State of Minnesota, the federal laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of securities, the existing laws of the State of Delaware and, with respect to the valid and binding nature of the Company’s obligations under the Indenture, the existing laws of the State of New York. I have relied, as to matters of New York law, on the opinion of Maslon Edelman Borman & Brand, LLP dated the date hereof and to be filed as Exhibit 99.2 to the Current Report on Form 8-K filed with the Commission concurrently herewith. The opinions herein expressed are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. By rendering this opinion, I do not undertake to advise the Company with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to matters stated therein, without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion speaks only as of the date hereof and is intended solely for use in connection with the issuance and sale of the Notes subject to the Registration Statement and is not to be relied upon for any other purpose.

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Very truly yours,

/s/ Rolf Engh

Rolf Engh

Executive Vice President, General Counsel

and Secretary